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                                                                    EXHIBIT 3.31


                            CERTIFICATE OF AMENDMENT

                                       OF

                   GENERAL NUTRITION GOVERNMENT SERVICES, INC.

                          CERTIFICATE OF INCORPORATION

                                      *****

         General Nutrition Government Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of General Nutrition Government Services, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

                  "The name of the corporation is GN Government Oldco Services, Inc."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

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         IN WITNESS WHEREOF, said General Nutrition Government Services, Inc.
has caused this certificate to be signed by James Sander, its Vice President*, this 28th day of October, 2003.

                                        GN Government Oldco Services, Inc.

                                        By: /s/ James M. Sander
                                            ------------------------------------

*Any authorized officer or the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.